Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 3 to Registration Statement No. 333-163411 on Form S-11 of our report dated May 3, 2010 (June 4, 2010 as to Notes 4 and 7) relating to the consolidated balance sheet dated December 31, 2009 of Wells Core Office Income REIT, Inc. and subsidiaries (a development stage company)(formerly Wells Real Estate Investment Trust III, Inc.) appearing in the Prospectus dated June 10, 2010, and the incorporation by reference of our report dated March 28, 2011, relating to the consolidated financial statements and financial statement schedule of Wells Core Office Income REIT, Inc. and subsidiaries (the “Company”) appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2010 and incorporated by reference in the Prospectus dated June 11, 2010, and to the reference to us under the heading “Experts” in such Prospectus and Supplement No. 15 to the Prospectus, which is part of such Registration Statement.

/s/ Deloitte & Touche LLP

Atlanta, Georgia

April 7, 2011